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                    FIRST AMENDMENT TO SUBLICENSE AGREEMENT


THIS FIRST AMENDMENT TO SUBLICENSE AGREEMENT (this "Amendment") is made the __th day of January, 1997, by and among Transmedia Europe Inc., a Delaware corporation ("Europe"), International Advance Inc., a Delaware corporation ("Advance") and Transmedia La Carte Restaurant S.A, a French societe anonyme (the "Licensee"). Terms not otherwise defined herein shall have the meanings assigned to them in the Sublicense Agreement dated 30th June, 1995 between Europe and Advance.

                             W I T N E S S E T H:

WHEREAS, Advance has entered into a Sublicense Agreement dated as of 30th June, 1995 (the "Sublicense Agreement") with Europe, pursuant to which Europe granted an exclusive license to Advance to use certain trademarks and service marks and certain licensed software in the operation of a specialized credit card business in France and Monaco;

WHEREAS, the Licensee and Advance entered into a Bill of Sale and Assignment and Assumption Agreement dated as of 27th July, 1995, pursuant to which Advance assigned its rights and obligations under the Sublicense Agreement to the Licensee and the Licensee assumed all of Advance's rights and obligations under the Sublicense Agreement; and

WHEREAS, the parties hereto desire to amend certain provisions of the Sublicense Agreement.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IT IS AGREED:

1. Section 1.10 of the Sublicense Agreement shall be amended in its entirety as follows:

            "1.10 "Territory" shall mean France, Monaco, Belgium, Luxembourg, Italy, Spain and Switzerland (with the exception of the German-speaking portion)."

2. Upon the execution of this Amendment and as full and final consideration for the extension of the Territory by Europe to include Belgium, Luxembourg, Italy, Spain and Switzerland (with the exception of the German-speaking portion), the Licensee will pay to Europe by bank wire transfer the sum of Nine Million Two Hundred and Fifty Thousand (FF 9,250,000) French Francs. Europe hereby represents, warrants, covenants and agrees that it will pay to Network on a timely basis all amounts due to Network pursuant to the Master License Agreement, including in particular all payments due pursuant to section 14.3 of the Master License Agreement, and that the execution of this Amendment by Europe has been approved by Network and will not violate any provision of the Master License.

3. Section 3 of the Sublicense Agreement shall be amended in its entirety as follows:

      "     3.    DEVELOPMENT OBLIGATIONS

            Operations in each of the countries comprising the Territory shall commence as promptly as possible following the execution of this Agreement, but the commencement of operations in each such country will be determined solely by the Board of Directors
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      of the Licensee after taking into account all relevant factors including the availability of sufficient capital."

4. Except as otherwise amended herein, the Sublicense Agreement shall remain in full force and effect.

5. This Amendment shall be interpreted and construed under the laws of the State of New York, which laws shall prevail in the event of any conflict.

IN Witness WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed, sealed and delivered this Amendment in triplicate on the day and year first above written.


ATTEST                                     TRANSMEDIA EUROPE, INC.


_______________________________            By:____________________________




ATTEST                                     INTERNATIONAL ADVANCE, INC.


_______________________________            By:____________________________




ATTEST                                     TRANSMEDIA LA CARTE RESTAURANT S.A.


_______________________________            By:____________________________



TMNI International Inc ("TMNI") hereby approves this Amendment to the Sublicense Agreement subject to satisfaction by Europe of the terms of the Master License Agreement, as amended. TMNI further agrees that upon a default under the Master License Agreement by Europe, the Licensee shall be notified of such default and, provided that such default has not been caused by a default of the Licensee, the Licensee shall continue to have all rights granted under the Sublicense Agreement and this Amendment except that the granting party shall be thereafter deemed to be TMNi and ali rights and obligations under the Sublicense Agreement and this Amendment shall be between TMNI and the Licensee.


TMNI INTERNATIONAL, INC.


By:________________________________


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